UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2013

EPL Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

(Address of principal executive offices) (Zip Code)

(504) 569-1875

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On May 4, 2013, the Board of Directors of EPL Oil & Gas, Inc. (the “Company”) appointed Gary C. Hanna to be the Company’s Chairman of the Board.  Mr. Hanna also serves as the Company’s President and Chief Executive Officer, and he will continue to hold those positions as well.

The Board of Directors has also designated Steven J. Pully to serve as the lead independent director (the “Lead Director”) on the Board of Directors (the “Board”).  Mr. Pully has served on the Board since April 2008, and is the General Counsel of Carlson Capital, L.P., an asset management firm.  The responsibilities of the Lead Director are:

•	presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;
•	calling meetings of the independent directors;
•	serving as a liaison between the Chairman of the Board and the independent directors;
•	coordinating with the Chairman of the Board on schedules and agendas for board meetings and other information sent to the Board; and
•	ensuring his or her availability for consultation and direct communication if reasonably requested by major stockholders.

The Board believes that, at this stage in the Company’s development, this leadership structure is the most effective for the Company. Combining the Chairman of the Board and CEO roles promotes decisive leadership, fosters clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our stockholders, employees and business partners. The Board also believes the new leadership structure contains an effective balance between strong company leadership and appropriate safeguards and oversight by the Lead Director and the other independent directors.

On May 1, 2013, Marc McCarthy, one of the Company’s directors, notified the Board that he currently intends to resign from the Board on or before June 26, 2013.  Mr. McCarthy has not yet resigned as a director of the Company.  He serves on the Board’s Nominating & Governance Committee and, prior to the Board’s action on May 4, 2013 described above, had served as the Company’s Chairman of the Board.  Mr. McCarthy is a Vice President and Senior Analyst at Wexford Capital LP, and he has been a director of the Company since September 2009.  In his May 1st notification, Mr. McCarthy confirmed his support for the Board and the Company’s management team.  Mr. McCarthy has confirmed that his current intention to resign as a director is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 6, 2013

EPL OIL & GAS, INC.

By: /s/ David P. Cedro

David P. Cedro

Senior Vice President, Chief Accounting Officer,

Treasurer and Corporate Secretary